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                                                                   EXHIBIT 4.17

                        JEAN PHILIPPE FRAGRANCES, INC.

                           1997 NONEMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

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         1. Purpose of the Plan. The purpose of this 1997 Nonemployee Director
Stock Option Plan (the "Plan") of Jean Philippe Fragrances, Inc., a Delaware corporation (the "Corporation"), is to make available shares of the Common Stock, par value $.001 per share, of the Corporation (the "Common Stock") for purchase by directors of the Corporation who are not employees of the Corporation, or any parent or subsidiary thereof ("Nonemployee Directors"). Thus, the Plan, in addition to the Company's existing 1994 Nonemployee
Director Stock Option Plan ("1994 Plan"), permits the Corporation to attract and retain the services of experienced and knowledgeable Nonemployee Directors for the benefit of the Corporation and its shareholders and to provide additional incentive for such Nonemployee Directors to continue to work for the best interests of the Corporation and its shareholders through continuing ownership of its Common Stock.

         2. Stock Subject to the Plan. Subject to the provisions of Article 10, the total number of shares of Common Stock which may be subject to options under the Plan shall not exceed 32,500, whether authorized but unissued shares, or shares which shall have been purchased or acquired by the Corporation for this or any other purpose. Such shares are from time to time to be allotted for option and sale to Nonemployee Directors in accordance with the Plan. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares not so purchased thereby shall again be available for the purposes of the Plan.

         3. Administration of the Plan. The Plan shall be self-executing. However, to the extent permitted herein, the Plan shall be administered by a committee of two (2) or more Nonemployee Directors (the "Committee") of the Board of Directors of the Corporation (the "Board") appointed by the Board. The Committee shall, subject to the express provisions of the Plan, have the power to interpret the Plan; correct any defect, supply any omission or reconcile any inconsistency in the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee on the matters referred to in this Article 3 shall be conclusive.

         4.  Eligibility; Grants.

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         (a) Nonemployee Directors shall not include directors who are also employees of the Corporation or any parent or subsidiary thereof, but shall include directors of the Corporation who are providing services such as business, financial, legal or investment banking services, to, for, or on behalf of the Corporation or any parent or subsidiary thereof, in return for remuneration, directly or indirectly through one or more entities.

         (b) Jean Levy, a Nonemployee Director, shall be granted an option to purchase 2,000 shares of Common Stock at $6.00 per share, effective as of March 13, 1997. Robert Bensoussan-Torres, who became a Nonemployee Directors on March 13, 1997, shall be granted an option to purchase 1,000 shares of Common Stock at $6.00 per share, effective as of such date. The aforementioned grant to Robert Bensoussan-Torres is in addition to the grant of 1,000 shares which Mr. Bensoussan-Torres is entitled to receive under the 1994 Plan for calendar year 1997. Joseph A. Caccamo, a Nonemployee Director, shall be granted an option to purchase 7,500 shares of Common Stock at $5.8435, effective as of April 29, 1997, as a replacement for an option to purchase 7,500 shares of Common Stock at $ 10.50 with an expiration date of November 15, 1997, which was cancelled by the Corporation on April 25, 1997.

         (c) Each individual who subsequent to March 13, 1997 becomes a Nonemployee Director, shall on the date of his initial election or appointment to the Board be granted an option to purchase 1,000 shares of Common Stock in addition to the grant of 1,000 shares which such person is entitled to receive under the 1994 Plan. Upon the earlier of the absence of the availability of shares of Common Stock for grant under the 1994 Plan, or the expiration or termination of the 1994 Plan, each individual who subsequent to March 13, 1997 becomes a Nonemployee Director shall on the date of his initial election or appointment to the Board be granted an option to purchase 2,000 shares of Common Stock under this Plan.

         (d) Upon the earlier of the absence of the availability of shares of Common Stock for grant under the 1994 Plan, or the expiration or termination of the 1994 Plan, each Nonemployee Director other than Joseph A. Caccamo, shall be granted an option to purchase 1,000 shares of Common Stock commencing on the next February 1st, and each succeeding February 1st throughout the term of this Plan for so long as he is a Nonemployee Director. In lieu of grants of options to purchase 1,000 shares, Joseph A. Caccamo shall be granted options to purchase 4,000 shares hereunder for as long has he is a Nonemployee Director. Notwithstanding the foregoing, no option shall be granted on such February 1st grant date to any Nonemployee Director who first becomes a Nonemployee Director within six (6) months prior to such February 1st grant date.

         (e) If a sufficient number of shares of Common Stock reserved for issuance upon proper exercise of options to be granted to Nonemployee Directors on the February 1st grant date does not exist, then the aggregate remaining number of shares shall be prorated equally among options to be granted to all Nonemployee Directors at such February 1st grant date, and options shall be granted to purchase such reduced number of shares.



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         5.  Option Price; Fair Market Value.

         (a) The price at which shares of the Common Stock may be purchased pursuant to options granted under the Plan shall be equal to one hundred percent (100%) of the fair market value of the Common Stock on the date an option is granted.

         (b) The fair market value of the Common stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average between the high and low sales prices of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange; (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("NASDAQ"), and (i) if actual sales price information is available with respect to the Common Stock, then the average between the high and low sales prices of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, then the average between the highest bid and lowest asked prices for the Common Stock on such day on NASDAQ; or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, then the average between the highest bid and lowest asked prices for the Common Stock on such day as reported by National Quotation Bureau, Incorporated or a comparable service; provided that if clauses (a), (b) and (c) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, then the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the stock.

         6. Term of Each Option. The term of each option shall be five (5) years or such shorter period as is prescribed in Article 9 hereof.

         7.  Exercise of Options.

         (a) Subject to the provisions of Articles 9 and 14, options granted hereunder shall be exercisable immediately; provided, that options shall not be exercisable at any time in an amount less than 100 shares (or the remaining shares then covered by and purchasable under the option if less than 100 shares), or for a fraction of a share.

         (b) The purchase price of the shares as to which an option shall be exercised shall be paid in full at the time of exercise in cash, by certified check or wire transfer of funds through the Federal Reserve System.

         8. Non-Transferability of Options. No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of the Employee Retirement Income Security Act and the rules thereunder, and an option may be


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exercised, during the lifetime of the holder thereof, only by him.

         9. Termination of Services on the Board of Directors.

         (a) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board, otherwise than by reason of death or disability (as that term is defined in paragraph (d) of this Article
9), then such option may be exercised (to the extent that the Nonemployee Director was entitled to do so at the time of cessation of service) at any time within three (3) months after such cessation of service but not thereafter, and in no event after the date on which, except for such cessation of service, the option would otherwise expire.

         (b) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board by reason of disability, then the remaining unexercised portion of the option may be exercised in whole or in part by the Nonemployee Director (notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of disability) at any time within one (1) year after such disability but not thereafter, and in no event after the date on which, except for such disability, the option would otherwise expire.

         (c) If a Nonemployee Director to whom an option has been granted under the Plan shall die (i) while he is serving on the Board, or (ii) within three (3) months after cessation of service on the Board, then such option may be exercised by the legatee or legatees of such option under the Nonemployee Director's last will, or by his personal representatives or distributee, at any time within one (1) year after his death, but in no event after the date on which, except for such death, the option would otherwise expire.

         (d) For the purpose of this Article 9, "disability" shall mean permanent mental or physical disability as determined by the Committee.

         10. Adjustment of and Changes in Common Stock.

         (a) If the outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of Shares or securities of the Corporation through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or the like, an appropriate and proportionate adjustment shall be made in the number and kind of securities receivable upon the exercise of an option, without change in the total price applicable to the unexercised portion of this option but with a corresponding adjustment in the price for each unit of any security covered by such option.

         (b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or upon the sale of substantially all of the assets of the Corporation, the Committee shall provide in writing in connection with such transaction for one or more of the following alternatives, separately or in combination: (i) the assumption by the


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successor entity of the options theretofore granted or the substitution by such entity for such options of new options covering the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (ii) the continuance of such option agreements by such successor entity in which such options shall remain in full force and effect under the terms so provided.

         (c) Any adjustments under this Article 10 shall be made by the Committee, whose good faith determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         11. Compliance with Securities Laws. As a condition to the exercise of any option, either (a) a Registration Statement under the Securities Act of 1933, as amended, or any succeeding act (collectively, the "Act"), with respect to its underlying shares shall be effective at the time of exercise of the option or (b) in the opinion of counsel to the Corporation, there shall be an exemption from registration under the Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Corporation to register shares subject to the Plan or any option under the Act. Each opinion shall be subject to the further requirement that if, in the opinion of counsel to the Corporation, the listing or qualification of the shares of Common Stocks subject to such option on any securities exchange, National Securities Association or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the exercise of such option or the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions requiring the Corporation to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction wherein it has not already done so and free of any other conditions not customarily imposed by a securities exchange, law or governmental regulatory body in connection with such listing, qualification, consent or approval.

         12. Amendment and Termination. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time but may not, without the approval of the Corporation's shareholders within twelve (12) months before or after the date of adoption of any such amendment or amendments, make any alteration or amendment thereof which (a) makes any change in the class of eligible participants as determined in accordance with Article 4 hereof; (b) increases the total number of shares of Common Stock for which options may be granted under the Plan except as provided in Article 10 hereof; (c) extends the term of the Plan or the maximum option period provided under the Plan; (d) decreases the option price provided in Article 5 hereof; or (e) materially increases the benefits accruing to participants under the Plan. Notwithstanding anything to the contrary contained herein, the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, Employee Retirement Income Security Act or the rules thereunder.

         13. Duties of the Corporation. The Corporation shall, at all times during the term of each option, reserve and keep available for issuance or delivery such number of shares of


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Common Stock as will be sufficient to satisfy the requirements of all options at the time outstanding, shall pay all original issue taxes with respect to the issuance or delivery of shares pursuant to the exercise of such options and all other fees and expenses necessarily incurred by the Corporation in connection therewith.

         14. Term; Effective Period. The Plan shall become effective on March 13, 1997, the date of its adoption by the Board of Directors (as amended by the Board of Directors on April 29, 1997), subject to

         (a) approval by the holders of a majority of shares of the Corporation's capital stock outstanding and entitled to vote thereon at the next meeting of its shareholders, or the written consent of the holders of a majority of shares that would have been entitled to vote thereon, and no options granted hereunder may be exercised prior to such approval, provided that, the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval; and

         (b) notification of the adoption of the Plan to the Nasdaq Stock Market by the filing of the appropriate documents, forms and exhibits, and no options granted hereunder may be exercised prior to fifteen (15) days after such filing, provided that, the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such filing.

         (c) No options may be granted under the Plan after February 28, 2007. Options outstanding on or prior to such date shall, however, in all respects continue subject to the Plan.